                                      PPL

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                             Amended and Restated
                        Effective as of October 1, 1999

                                      PPL
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1999

                               TABLE OF CONTENTS
                               -----------------

ARTICLE                                                                          PAGE
-------                                                                          ----
     1. Purpose.................................................................  I-1

     2. Definitions............................................................. II-1
        (a)  Actuarial Equivalent............................................... II-1
        (b)  Affiliated Company or Affiliated Companies......................... II-1
        (c)  Affiliated Company SERP
        (d)  Board.............................................................. II-2
        (e)  Cause.............................................................. II-2
        (f)  Change in Control.................................................. II-3
        (g)  Change in Control Participant...................................... II-5
        (h)  Disability......................................................... II-6
        (i)  Displaced Participant.............................................. II-7
        (j)  Early Retirement Reduction Factor.................................. II-7
        (k)  EBPB............................................................... II-8
        (l)  Exchange Act....................................................... II-8
        (m)  Good Reason........................................................ II-8
        (n)  Officers Deferred Compensation Plan................................II-12
        (o)  Participant........................................................II-12
        (p)  Participating Company..............................................II-12
        (q)  Person.............................................................II-13
        (r)  Plan...............................................................II-13
        (s)  Potential Change in Control........................................II-13
        (t)  PPL................................................................II-14
        (u)  PPL Corporation....................................................II-14
        (v)  Projected Years of Service.........................................II-14
        (w)  Retiree............................................................II-14
        (x)  Retirement.........................................................II-15
        (y)  Retirement Plan....................................................II-15
        (z)  SERB...............................................................II-15
        (aa) Supplemental Final Average Earnings................................II-15
        (bb) Terminated Vested Participant......................................II-18
        (cc) Termination of Employment..........................................II-18
        (dd) Years of Service...................................................II-18
        (ee) Year(s) of Vesting Services........................................II-19

     3. Entitlement to Benefits................................................ III-1

     4. Amount of Supplemental Executive Retirement Benefit....................  IV-1

     5. Time of Payment........................................................   V-1

     6. Method of Payment......................................................  VI-1

     7. Death Benefit.......................................................... VII-1

     8. Administration.........................................................VIII-1

     9. Miscellaneous..........................................................  IX-1

    10. Termination or Amendment...............................................   X-1

    11. Effective Date.........................................................  XI-1

        Appendix A.............................................................   A-1

                                      PPL
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------

     WHEREAS, PPL Electric Utilities Corporation ("PPL") adopted the PPL Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 1985, as amended and restated from time to time, for certain of its employees; and

     WHEREAS, PPL desires at this time to amend and restate the Plan;

     NOW, THEREFORE, effective as of October 1, 1999, the Plan is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I
                                    PURPOSE
                                    -------

1. Purpose. The purpose of this Supplemental Executive Retirement Plan is to provide certain executive officers of PPL and Participating Companies with additional retirement income so that total retirement income for key officers is competitive with other employers and in order to facilitate early retirement from key positions carrying the most important responsibilities.

                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

2.   Definitions.

     (a) "Actuarial Equivalent" means having or that which has equal actuarial value to the SERB based on the following.

          (1) For purposes of the annuity forms of benefit described in Article 6, a Participant's SERB as calculated under Article 4 shall be converted to an optional annuity form of benefit by using the assumptions and factors described in Schedule A of the Retirement Plan.

          (2)  For purposes of the single sum form of benefit described in
               Article 6, the Participant's SERB as calculated under Article 4, shall be converted to a single sum by using the following factors:

               (A) An interest rate equal to the immediate annuity rate that would be used by the Pension Benefit Guaranty Corporation for purposes of determining a lump sum distribution upon plan termination, as in effect for the month in which the Participant's benefit commencement date occurs.

               (B)  A mortality rate based on the 1983 GAM Unisex Table.

     (b) "Affiliated Company" or "Affiliated Companies" shall mean any parent or subsidiaries, other than PPL, of PPL (or companies under common control with PPL) which are members of the same controlled group of corporations (within the meaning of section 1563(a) of the Code) as PPL or are companies under common control with PPL (within the meaning of Section 414(c) of the Code).

     (c) "Affiliated Company SERP" shall mean a non-qualified defined benefit retirement plan for executives, other than this Plan, sponsored by an Affiliated Company.

     (d) "Board" means the Board of Directors of PPL Electric Utilities Corporation.

     (e) "Cause" for Participant's Termination of Employment by PPL or an Affiliated Company means

          (1) the willful and continued failure by Participant to substantially perform Participant's duties with PPL or an Affiliated Company (other than any such failure resulting from Participant's incapacity due to physical or mental illness or, if applicable, any such actual or anticipated failure after the issuance of any "Notice of Termination for Good Reason" by the Participant pursuant to any severance agreement between Participant and PPL or an Affiliated Company) after a written demand for substantial performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed Participant's duties, or

          (2) the willful engaging by Participant in conduct which is demonstrably and materially injurious to PPL or an Affiliated Company, monetarily or otherwise.

          (3) For purposes of Subsections (1) and (2) of this definition, (A) no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's act, or failure to act, was in the best interest of PPL or the Affiliated Company, and (B) in the event of a dispute concerning the application of this provision, no claim by PPL or an Affiliated Company that Cause exists shall be given effect unless PPL or the Affiliated Company establishes to the Board by clear and convincing evidence that Cause exists.

     (f) "Change in Control" means the occurrence of any one of the following events:

          (1) any change in the control of PPL Corporation of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Exchange Act;

          (2) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PPL Corporation and any new director (other than a director designated by a Person who has entered into an agreement with PPL Corporation to effect a transaction described in Paragraph (1), (3) or (4) of this definition) whose election by the Board of Directors of PPL Corporation or nomination for election by the shareowners of PPL Corporation was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

          (3) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPL Corporation representing 20% or more of the combined voting power of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors;

          (4) the approval by the shareowners of PPL Corporation of any merger or consolidation of PPL Corporation with any other corporation or a plan of complete liquidation of PPL Corporation or the sale or other disposition of all or substantially all of the assets of PPL Corporation to any other person or persons unless, after giving effect thereto, (A) holders of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange Act) thereof, and (B) the incumbent members of the Board of Directors of PPL Corporation as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or

          (5) the Board of Directors of PPL Corporation adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

     (g)  "Change in Control Participant" means the following:

          (1) a Participant whose Termination of Employment occurs after a Change in Control and within 36 months after the month in which the Change in Control occurs, unless such Termination of Employment is (A) by PPL or an Affiliated Company for Cause, (B) by reason of the Participant's death, Disability or Retirement, or (C) by the Participant without Good Reason, or

          (2) a Participant whose Termination of Employment occurs prior to a Change in Control (whether or not a Change in Control ever occurs) (A) at the request or direction of a Person who has entered into an agreement with PPL Corporation the consummation of which would constitute a Change in Control, or (B) at the

               Participant's initiative for Good Reason if the circumstance or event which constitutes Good Reason occurs at the direction of such Person or (C) the Participant's Termination of Employment is by PPL or an Affiliated Company without Cause or is by the Participant for Good Reason, and such Termination of Employment or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Participant shall be presumed to be correct unless PPL or an Affiliated Company establishes to the Board by clear and convincing evidence that such position is not correct.

     (h) "Disability" shall be deemed the reason for a Participant's Termination of Employment by PPL or an Affiliated Company, if, (1) as a result of the Participant's incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant's duties with PPL and all Affiliated Companies for a period of six consecutive months, and (2), if applicable, PPL or an Affiliated Company shall have given the Participant any "Notice of Termination for Disability" required by any severance agreement between the Participant and PPL or an Affiliated Company, and, within thirty days after such "Notice of

          Termination," if any, is given, the Participant shall not have returned to the full-time performance of the Participant's duties.

     (i) "Displaced Participant" means a Participant who has a Termination of Employment after completing one or more Years of Vesting Service, and who qualifies for benefits pursuant to PPL's Displaced Managers Policy (SPM 606) and who executes a severance agreement and release as specified by the Participating Company.

     (j) "Early Retirement Reduction Factor" means the percentage that appears adjacent to the Participant's age below determined under the appropriate column.

          (1)  Column (1) shall apply to any Retiree.

          (2)  Column (2) shall apply to any Terminated Vested Participant.

          (3)  Column (3) shall apply to any Change in Control Participant.

               Notwithstanding anything in this Section to the contrary, a Participant who meets the definition of a Retiree, a Terminated Vested Participant and/or a Displaced Participant, who also meets the definition of a Change in Control Participant, shall be treated as a Change in Control Participant for purposes of this Section.

          (4)  Column (4) shall apply to any Displaced Participant.

               Notwithstanding Subsection (1) or (2), a Participant who meets the definition of a Retiree or a Terminated Vested Participant, but not the definition of a Change in Control Participant, who also meets the definition of a Displaced Participant, shall be treated as a Displaced Participant for purposes of this Section.

                          Percentage of Benefit Received
                          ------------------------------
                          (1)        (2)          (3)           (4)
     Age When                                   Change in
     Benefits                     Terminated     Control      Displaced
      Start             Retiree     Vested     Participant   Participant
     --------           -------   ----------   -----------   -----------

         60              100          100         100            100
         59               95           90          95            100
         58               90           80          90            100
         57               85           70          85            100
         56               80           60          80            100
         55               75           50          75            100
         54               70          N/A          70            100
         53               65          N/A          65            100
         52               60          N/A          60            100
         51               55          N/A          55            100
         50               50          N/A          50            100
         49 or younger   N/A          N/A         N/A            N/A

     (k) "EBPB" means the Employee Benefit Plan Board, the members of which are appointed by the Board of Directors of PPL Corporation.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Good Reason" for Termination of Employment by a Participant means the occurrence (without the Participant's express written consent) after a Change in Control, or prior to a Change in Control under the circumstances described in paragraphs (B) and (C) of Section (2) of the definition of "Change in Control Participant" (treating all references in paragraphs (1) through (7) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by PPL or an Affiliated Company, or failures by PPL or an Affiliated Company to act:

          (1) the assignment to the Participant of any duties inconsistent with the Participant's status as an executive officer or key employee of PPL or an Affiliated Company or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to a Change in Control;

          (2) a reduction by PPL or an Affiliated Company of the Participant's annual base salary as in effect on the effective date of this amended and restated Plan, or as the same may be increased from time to time, except for across-the-board decreases uniformly affecting management, key employees and salaried employees of PPL or the Affiliated Company, or the business unit in which Participant is then employed;

          (3) the relocation of the Participant's principal work location to a location more than 30 miles from the vicinity of such work location immediately prior to a Change in Control or PPL's or an Affiliated Company's requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on PPL's or an Affiliated Company's business to an extent substantially consistent with the

               Participant's present business travel obligations;

          (4) the failure by PPL or an Affiliated Company to pay to the Participant any portion of the Participant's current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of PPL or an Affiliated Company, within seven days of the date such compensation is due, except for across-the-board compensation deferrals uniformly affecting management, key employees and salaried employees of PPL or the Affiliated Company, or the business unit in which Participant is then employed;

          (5) the failure by PPL or an Affiliated Company to continue in effect any compensation or benefit plan in which the Participant participates immediately prior to a Change in Control which is material to the Participant's total compensation, or any substitute plans adopted prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by PPL or an Affiliated Company to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control, or

          (6) the failure by PPL or an Affiliated Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of PPL's or an Affiliated Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to a Change in Control, except for across-the-board changes to any such plans uniformly affecting all participants in such plans, the taking of any other action by PPL or an Affiliated Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or the failure by PPL or an Affiliated Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with PPL or an Affiliated Company in accordance with PPL's or an Affiliated Company's normal vacation policy at the time of the Change in Control; or

          (7) any purported termination of the Participant's employment which is not effected pursuant to any "Notice of Termination" required by any severance agreement between the Participant and PPL or an Affiliated Company.

               The Participant's right to terminate his or her employment with PPL or an Affiliated Company for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed correct unless PPL or an Affiliated Company establishes to the Board by clear and convincing evidence that Good Reason does exist.

     (n) "Officers Deferred Compensation Plan" means the PPL Officers Deferred Compensation Plan, as amended from time to time.

     (o)  "Participant" means

          (1) any officer of PPL who is in a position in PPL Salary Group I through IV, and any officer of a Participating Company who is designated as eligible in a resolution adopted by the board of directors of such Participating Company.

          (2) any individual formerly described in Paragraph (1) who has not yet had a Termination of Employment, or

          (3) any individual formerly described in Paragraph (1) who has had a Termination of Employment and is entitled to receive benefits under

          Article 3 of this Plan.

     (p) "Participating Company" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.), PPL EnergyPlus, LLC (prior to February 14, 2000, PP&L EnergyPlus Co., LLC), and each other Affiliated Company that is designated by the Board to adopt this Plan by action of its board of directors.

     (q) "Person" shall have the meaning given in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof; however, a Person shall not include (1) PPL Corporation or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of PPL Corporation or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareowners of PPL Corporation in substantially the same proportions as their ownership of stock of PPL Corporation.

     (r) "Plan" means this Supplemental Executive Retirement Plan, as amended from time to time.

     (s) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (1) PPL Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (2) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

          (3) any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPL Corporation representing 5% or more of the combined voting power of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors; or

          (4) the Board of PPL Corporation adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

     (t) "PPL" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.).

     (u) "PPL Corporation" means PPL Corporation (prior to February 14, 2000, PP&L Resources, Inc.).

     (v) "Projected Years of Service" means the number of full or partial twelve-month periods beginning on the date on which Participant attains the age of 30 and ending on the date Participant ceases to be employed by a Participating Company.

     (w) "Retiree" means a Participant who has a Termination of Employment after:

          (1)  attaining age 55 and completing at least 10 Years of Service, or

          (2)  attaining age 60, or

          (3) attaining age 50, completing at least 10 Years of Service, and whom the Compensation and Corporate Governance Committee of the Board, in its sole discretion, determines is entitled to an immediately payable SERB.

     (x) "Retirement" shall be deemed the reason for a Participant's Termination of Employment if such employment is terminated in accordance with PPL's or an Affiliated Company's retirement policy, including early retirement, generally applicable to its salaried employees.

     (y) "Retirement Plan" means the PPL Retirement Plan, as amended from time to time.

     (z) "SERB" means the Supplemental Executive Retirement Benefit payable under this Plan calculated under Article 4.

     (aa) "Supplemental Final Average Earnings" means the following:

          (1) Supplemental Final Average Earnings means twelve times the average of a Participant's "compensation" as defined in Paragraphs (A) through (C) below, from PPL and/or an Affiliated Company, for the 60 full consecutive months in the final 120 (or fewer) full consecutive months during which he is employed by PPL and/or an Affiliated Company. For this purpose, non-consecutive months interrupted by periods in which the Participant receives no

               "compensation" shall be treated as consecutive. For purposes of this Section, "compensation" shall include the following:

               (A) the Participant's base salary from PPL and/or any Affiliated Company prior to any deferrals to the Officers Deferred Compensation Plan or any other nonqualified deferred compensation plan of an Affiliated Company or any Internal Revenue Code section 401(k) plan by which Participant is covered, plus

               (B) the value of any cash grants attributable to any month used in the average, awarded to Participant pursuant to the executive incentive awards program initially approved by the Board on October 25, 1989 or any similar program maintained by an Affiliated Company, plus

               (C) with respect only to Participants who were officers in positions in PPL Salary Groups I through IV on December 31, 1997, the value of any Restricted Stock (including any dividends distributed on Restricted Stock during the Restriction Period) granted to Participant under the Incentive Compensation Plan attributable to any month prior to the dates set forth in (I) and (II) below.

                    (I) For purposes of the benefit formula in Subsection 4(b)(1), each month prior to January 1, 1998.

                    (II) For purposes of the benefit formula in Subsection
                         4(b)(2), each month prior to January 1, 2002.

          (2) For the purposes of determining the Participant's "compensation" under Subsection (1) of this definition, the EBPB will determine:

               (A) the value of any Restricted Stock under the Incentive Compensation Plan as of the Restricted Stock's Date of Grant (as defined by the Incentive Compensation Plan) and prorate such value over the year for which the Restricted Stock was granted;

               (B) the amount of any dividends distributed on Restricted Stock during the Restriction Period and prorate such amount over the period for which such dividends are paid; and

               (C) the amount of any cash grant awarded under the Participant incentive awards program and prorate such amount over the year for which the award was granted.

          (3) The Supplemental Final Average Earnings of a Displaced Participant who has less than 60 full consecutive months of employment shall be a reduced amount, equal to the difference of
               (A) minus (B), below.

               (A)  (I)  His total earnings as determined under Subsection (1)
                         of this definition for his entire period of employment with PPL and Affiliated Companies, divided by

                    (II) the number of years the Participant was employed by
                         PPL and Affiliated Companies, including any fraction of a full year thereof, calculated by dividing the total number of full consecutive months of employment by 12.

               (B)  (I)  The amount determined in Paragraph (3)(A) immediately above, multiplied by

                    (II) the Reduction Factor in Appendix A which corresponds
                         with the Participant's total number of full consecutive months of employment with PPL and Affiliated Companies.

          (4) Notwithstanding the foregoing, if a Participant transfers from a Participating Company to an Affiliated Company that is not a Participating Company after becoming a Participant, earnings with the Affiliated Company after the date of such transfer (or the last of such transfers if the Participant transfers more than once) shall not count in the Participant's Supplemental Final Average Earnings.

     (bb) "Terminated Vested Participant" means a Participant:

          (1) who has a Termination of Employment after attaining age 50 but not age 55, and completing at least 10 Years of Service, and

          (2) whom the Board, in its sole discretion, does not determine is entitled to an immediately payable SERB.

     (cc) "Termination of Employment" means the Participant's termination of employment with PPL and all Affiliated Companies.

     (dd) "Years of Service" means the number of full and partial years used to calculate Participant's accrued benefit under the Retirement Plan, but
          (1) excluding years prior to Participant's attainment of age 30, and
          (2) including service with any Affiliated Company prior to the Participant's most recently becoming an officer of a Participating Company eligible under this Plan, provided such service would otherwise be counted under the Retirement Plan, but excluding any such service with an Affiliated Company performed before the Affiliated Company became an Affiliated Company.

     (ee) "Year(s) of Vesting Service" means the number of full years used to calculate Participant's vested interest in his accrued benefit under the Retirement Plan, but excluding any such service with an Affiliated Company performed before the Affiliated Company became an Affiliated Company.

                                  ARTICLE III
                            ENTITLEMENT TO BENEFITS
                            -----------------------

3.   Entitlement to Benefits.

     (a) Any officer of PPL who is in a position in PPL Salary Group I through IV immediately prior to his Termination of Employment or the date of his transfer to an Affiliated Company and any officer of a Participating Company who is designated as eligible in a resolution adopted by the board of directors of such Participating Company and remains such until his Termination of Employment or the date of his transfer to an Affiliated Company shall be entitled to a SERB benefit if and only if, upon his Termination of Employment, he is either:

          (1)  a Retiree,

          (2)  a Terminated Vested Participant,

          (3)  a Change in Control Participant, or

          (4)  a Displaced Participant.

     (b) Notwithstanding Section 3(a), any officer of PPL who is in a position in PPL Salary Group I through IV immediately prior to his Termination of Employment or the date of his transfer to an Affiliated Company and any officer of a Participating Company who is designated as eligible in a resolution adopted by the board of directors of such Participating Company and remains such until his Termination of Employment or the date of his transfer to an Affiliated Company and who terminates

                                     III-1
          employment with a Participating Company on account of his death shall be entitled to the death benefit in Article 7 in lieu of any other benefit under the Plan.

     (c) Notwithstanding Section 3(a) or (b), if a Participant transfers from PPL to an Affiliated Company, he shall not be entitled to benefits under this Plan if, after such transfer, he is covered by an Affiliated Company SERP.

     (d) Notwithstanding Section 3(a) or (b), any Participant otherwise eligible for benefits shall forfeit any and all benefits under the Plan if such Participant's Termination of Employment is by PPL or an Affiliated Company for Cause.

     (e) All officers who are eligible for benefits under Section 3(a) and who are entitled to annual benefits of at least $44,000 in the aggregate from all PPL and Affiliated Company-sponsored pension, profit-sharing, savings or deferred compensation plans, shall terminate their employment with PPL and all Affiliated Companies no later than the first day of the month following attainment of age 65, unless PPL or Affiliated Company requests that employment be extended for up to one year. In such event, Participant must retire at the end of the extension, unless PPL or Affiliated Company requests additional extensions, at the end of which period Participant must retire. Any Participant requested to serve beyond the mandatory retirement date may decline to do so without affecting his benefit status under this Plan or any other PPL or Affiliated Company

                                     III-2
          benefit program. Failure to accept benefits provided for in this Plan shall not affect the requirements of this paragraph.

                                     III-3

                                  ARTICLE IV
              AMOUNT OF SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFIT
              ---------------------------------------------------

4.   Amount of Supplemental Executive Retirement Benefit.

     (a) A Participant entitled to benefits under Article 3 will be paid a SERB equal to an annual amount payable for the life of Participant calculated pursuant to Sections (b) through (f) below:

     (b) The amount calculated under Subsection (1) and/or (2), as appropriate, and subject to (3):

          (1)  The sum of (A) plus (B):

               (A) 2.0% of Participant's Supplemental Final Average Earnings times his Years of Service up to 20, plus

               (B) 1.5% of Participant's Supplemental Final Average Earnings times his Years of Service in excess of 20 but not in excess of 30.

          (2) With respect only to Participants who were officers in positions in PPL Salary Groups I through IV on December 31, 1997:

               (A) the benefit determined under Subsection (4)(b)(1) shall be calculated using Projected Years of Service instead of Years of Service;

               (B) such Participant's SERB shall not be less than the greater of (I) or (II) below:

                    (I)  (i) 2.7% of Participant's Supplemental Final Average

                         Earnings calculated as of the earlier of December 31, 2001 or the date Participant has a Termination of Employment or transfers to an Affiliated Company that is not a Participating Company times his Years of Service up to 20, plus (ii) 1.0% of Participant's Supplemental Final Average Earnings calculated as of the earlier of December 31, 2001 or the date Participant has a Termination of Employment or transfers to an Affiliated Company that is not a Participating Company, times his Years of Service in excess of 20 but not more than 30 less (iii) the annual amount payable as the maximum primary Social Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant.

                    (II) (i) 2.7% of Participant's Supplemental Final Average
                         Earnings calculated as of the earlier of December 31, 2001 or the date Participant has a Termination of Employment or transfers to an Affiliated Company that is not a Participating Company, times his Projected Years of Service up to 20, plus (ii) 1.0% of Participant's Supplemental Final Average Earnings calculated as of the earlier of December 31, 2001 or the date Participant has a Termination of Employment or transfers to an Affiliated Company that is not a Participating Company, times his Projected Years of Service in excess of 20 but not more than 30, less
                         (iii) the annual amount payable as the maximum primary Social Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant.

          (3) With respect to any Participant who was a participant in an Affiliated Company SERP prior to becoming a Participant, whose benefit under such Affiliated Company SERP was calculated using Projected Years of Service, the benefit determined under Subsection 4(b)(1) shall be calculated using Projected Years of Service instead of Years of Service.

     (c) The amount calculated under Section (b) shall be multiplied by the applicable Early Retirement Reduction Factor,

     (d)  With respect to all Participants, the amount calculated under Sections
          (b) and (c) shall be reduced by the following amounts, to the extent such amounts are accrued during periods for which the Participant is credited with Years of Service or Projected Years of Service under this Plan:

          (1) The Participant's vested accrued benefit under the Retirement Plan (but not including any temporary supplemental amounts payable under Section 5.3(b) of the Retirement Plan),

               (A)  expressed as a single life annuity, and

               (B) expressed as a benefit payable at the same time as Participant's SERB, except that in the event Participant commences benefits under this Plan prior to commencing benefits under the Retirement Plan, the reduction will be made as if Participant had commenced benefits under the Retirement Plan at the later of age 55 or commencement of benefits under this Plan, based on the early retirement factors, and interest and mortality assumptions used in the Retirement Plan. The amount of the reduction will not thereafter be changed upon Participant's actual commencement of benefits under the Retirement Plan.

                    For purposes of this Subsection (d)(1), the term "Retirement Plan" shall include any successor plan.

          (2) Supplemental payments to Participant under section 7(a) of the Officers Deferred Compensation Plan as if Participant had chosen a single life annuity under such Plan payable at the same time as Participant's SERB.

          (3) The Participant's vested accrued benefit under any other nonqualified defined benefit plan maintained by PPL, expressed as a single life annuity payable at the same time as Participant's SERB, based on the early retirement factors and interest and mortality rates used in such plan.

     (e) With respect to those Participants who have service with an Affiliated Company,

          (1) The amount calculated under Sections (b), (c) and (d) shall be reduced by the following:

               (A) The Participant's vested accrued benefit under the Pension Plan for Employees of PPL Gas Utilities Corporation, PFG Gas, Inc., and North Penn Gas Company, and/or the Pennsylvania Mines Corporation Retirement Plan, determined as follows:

                    (I) to the extent accrued during periods for which the Participant is credited with Years of Service or Projected Years of Service under this Plan, and

                    (II)  expressed as a single life annuity, and

                    (III) expressed as a benefit payable at the same time as
                          Participant's SERB, except that in the event
                          Participant commences benefits under this Plan prior to commencing benefits under such other plan, the reduction will be made as if Participant had commenced benefits under such other plan at the later of such plan's earliest retirement age or commencement of benefits under this Plan. The amount of the reduction will not thereafter be changed upon Participant's actual commencement of benefits under such plan, and

                    (IV) based on the early retirement factors and interest and mortality rates used in such other plan.

               (B) The Participant's vested account under the PPL Subsidiary Savings Plan and the H.T. Lyons, Inc. 401(k) Plan, and their successors, determined as follows:

                    (I) based on contributions other than the Participant's own elective deferrals or employee contributions and earnings thereon.

                    (II) to the extent attributable to contributions made during periods for which these Participant is credited with Years of Service or Projected Years of Service under this Plan,

                    (III) such account valued as of the date Participant's SERB benefit commences to be paid, but including any amounts distributed to or on behalf of Participant,

                    (IV) such account converted to a benefit expressed as a single life annuity for Participant's lifetime, commencing at the same time as Participant's SERB, based on the 30-year U.S. Treasury bond rate as of the month preceding the month SERB payments commence, and the 1983 Group Annuity Mortality Table (unisex):

               (C) The Participant's employer-derived benefit under any tax-qualified plan not listed in Paragraph (A) or (B) of this Subsection 5(e)(1) of an Affiliated Company who becomes an Affiliated Company after the effective date of this amended and restated Plan, to the extent that such plan is the primary tax-qualified retirement plan of such Affiliated Company, and such benefit is based on service counted under this Plan. If such plan is a defined benefit plan, the offset shall be calculated in a manner similar to that described in Paragraph (A) of this Subsection 5(e)(1). If such plan is a defined contribution plan, the offset shall be calculated in a manner similar to that described in Paragraph (B) of this Subsection 5(e)(1).

               (D) The Participant's vested accrued benefit under any nonqualified defined benefit plan maintained by an Affiliated

                    Company that was accrued prior to becoming an employee of a Participating Company, expressed as a single life annuity payable at the same time as Participant's SERB.

          (2) The best data available will be used to determine the amounts to be offset under this Section (e). The EBPB has the absolute, discretionary power to make reasonable approximations and estimates to determine the value and amount of such offset amounts, applied uniformly to all similarly situated Participants. If reasonable approximations and estimates of such amounts are necessary, the EBPB will so inform the Participant. A Participant may elect to have his SERB calculated without regard to the offsets described in this Section (e) with respect to contributions made to such plans and/or benefits accrued under such plans prior to the date the Participant first becomes employed by a Participating Company, in which case his Years of Service and Projected Years of Service shall not include service before the date the Participant first becomes employed by a Participating Company.

          (3) The amount calculated under Section (b) of this Article with respect to a Participant who has ceased to be an officer of a Participating Company eligible under the Plan by reason of a transfer to an Affiliated Company that is not a Participating Company shall be calculated on the basis of his Years of Service and/or Projected

               Years of Service as of the date of his transfer, and on the basis of his Supplemental Final Average Earnings and his Years of Vesting Service as of the date of his Termination of Employment.

     (f) In the event that a Participant's benefits under any plan to which Section (d) or (e) of this Article refers are subject in whole or in part to a domestic relations order, SERB payments shall be calculated and paid without regard to such order.

                                   ARTICLE V
                                TIME OF PAYMENT
                                ---------------

5.   Time of Payment.

     A Participant who is eligible for benefits under Article 3 shall start receiving SERB payments on the date set forth below.

     (a) A Retiree shall receive benefits as soon as administratively practicable following his Termination of Employment.

     (b)  A Terminated Vested Participant shall receive benefits as follows:

          (1) If he has elected a single sum form of benefit under Article 6, such single sum shall be paid as soon as administratively practicable following his Termination of Employment.

          (2) If he has elected an annuity form of benefit under Article 6, such annuity form shall start to be paid as soon as administratively practicable following his attainment of age 55; provided that if he also meets the definition of a Change in Control Participant or a Displaced Participant, such annuity form shall start to be paid as soon as administratively practicable following the later of age 50 or his Termination of Employment.

     (c) A Change in Control Participant or a Displaced Participant shall receive benefits as follows:

          (1) If he has elected a single sum form of benefit under Article 6, such single sum shall be paid as soon as administratively practicable following his Termination of Employment

          (2) If he has elected an annuity form of benefit under Article 6, such annuity form shall start to be paid as soon as administratively practicable following the later of his attainment of age 50 or his Termination of Employment.

     (d) In the event that PPL Corporation distributes to its shareowners as a dividend a sufficient number of shares of PPL Corporation or an Affiliated Company, on a pro rata basis, in accordance with their PPL Corporation equity ownership, or in the event of the sale of up to 25% of the securities of PPL or an Affiliated Company in an initial public offering of securities registered under the Securities Act of 1933, such distribution or sale of shares resulting in a Spin-Off Company (the "Spun-Off Company"), with the effect that the Spun-Off Company no longer meets the definition of PPL or an Affiliated Company, and in connection with such distribution or sale, a Participant becomes an employee of the Spun-Off Company, the payment of any SERB to which Participant (or his beneficiary) is entitled under the Plan shall be made or shall commence to be made no earlier than at such time as the Participant (or his beneficiary) is eligible to commence to receive to a distribution (either immediate or deferred) under the Retirement Plan or any successor plan.

                                  ARTICLE VI
                               METHOD OF PAYMENT
                               -----------------

6.   Method of Payment.

     (a) A Participant who is eligible to receive benefits under the Retirement Plan and who elects to receive such benefits at the time SERB payments begin may elect to have his SERB paid in one of the following forms of benefit, each of which shall be the Actuarial Equivalent of his SERB benefit:

          (1) the form of annuity payment in which his Retirement Plan benefits are to be paid, (provided, however, if any monthly payment would be 100 dollars or less, the EBPB, in its discretion, may elect to make such payments in such installments as the EBPB may determine or in a single sum payment), or

          (2)  a single sum

     (b) A Participant who is not eligible to receive benefits under the Retirement Plan or who has elected not to receive such benefits under the Retirement Plan at the time SERB payments begin, may elect one of the following forms of benefit, which shall be the Actuarial Equivalent of his SERB benefit, provided, however, that if he elects an annuity form under Paragraph (1), (2) or (3) below, and if any monthly payment would be 100 dollars or less, the EBPB, in its discretion, may elect to make such payments in such installments as the EBPB may determine, or in a single sum payment:

          (1) a single life annuity with equal monthly installments payable to the Participant for his lifetime; or

          (2) a joint and survivor annuity with the Participant's designated beneficiary, payable in monthly installments to the Participant for his lifetime and with a specified percentage of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary; or

          (3) a single life annuity payable in equal monthly installments to the Participant for his lifetime, with 60, 120 or 180 monthly payments guaranteed, or

          (4)  a single sum.

     (c) A Participant may elect a form of benefit hereunder by filing written notice with the EBPB at anytime at least 12 months prior to the first day of the calendar month for which a SERB is first payable to Participant. If a Participant described in Section (a) of this Article fails to elect a form of benefit within the prescribed time period, the benefit shall be paid in the form in which such Participant's Retirement Plan benefits are paid. If a Participant described in Section (b) of this Article fails to elect a form of benefit within this time period, the benefit shall be paid in the form of a single-life annuity if the Participant does not have a spouse on the date of benefit commencement and in the form of a 50% joint and survivor annuity with Participant's spouse as the beneficiary if the Participant has a spouse on the date of benefit commencement.

                                  ARTICLE VII
                                 DEATH BENEFIT
                                 -------------

7. Death Benefit. If a pre-retirement spouse's annuity is payable under the Retirement Plan on account of Participant's death, the Participant's surviving spouse will be paid a supplemental spouse's annuity based on the SERB and made in accordance with all the terms and conditions applicable to such pre-retirement spouse's annuities under the Retirement Plan. The supplemental annuity described in the preceding sentence shall not be payable with respect to a Participant described in Section 3(c) or (d).

                                     VII-1

                                 ARTICLE VIII
                                ADMINISTRATION
                                --------------

8. Administration. The EBPB shall have the discretionary authority and final right to interpret, construe and make benefit determinations (including eligibility and amount) under the Plan. The decisions of the EBPB are final and conclusive for all purposes. If one or more members of the EBPB are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the EBPB (although less than a quorum) shall have full authority to act on the matter.

                                    VIII-1

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

9.   Miscellaneous.

     (a) If any person to receive payment is a minor, or is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such minor or incompetent, or they may be made to such person or persons who the EBPB believes are caring for or supporting such minor or incompetent.

     (b) All payments to persons entitled to benefits under this Plan shall be made to such persons and shall not be grantable, transferable or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be liable or taken for any obligation of such person. PPL will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, Participant agrees to hold PPL harmless from any claim that arises out of PPL's obeying any such order whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     (c) Nothing in this Plan shall confer any right on any Participant to continue in a Participating Company's employ or to receive compensation, nor shall anything in this Plan affect in any way the right of a Participating Company to terminate any Participant's employment at any time.

     (d)  The expenses of administration hereunder shall be borne by PPL.

     (e) This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

     (f) All payments from this Plan shall be made from the general assets of PPL. This Plan shall not require PPL to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured creditor of PPL with respect to any amounts owed to Participant hereunder.

     (g) The masculine pronoun shall be deemed to include the feminine and the singular to include the plural unless a different meaning is plainly required by the context.

                                   ARTICLE X
                           TERMINATION OR AMENDMENT
                           ------------------------

10. Termination or Amendment. The Board may, in its sole discretion, terminate and amend this Plan from time to time provided, however, that the Plan may not be terminated or amended to the prejudice or detriment of any Participant during the three (3) year period immediately following a Change in Control (or, if later, thirty six (36) months from the consummation of the transaction giving rise to the Change in Control). Without limiting the generality of the foregoing, the proviso of the preceding sentence shall not, at any time or in any event, be amended or deleted. Subject to the foregoing, the Employee Benefit Plan Board may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to PPL or a Participating Company or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on each Participating Company. No termination or amendment shall (without Participant's consent) alter Participant's right to monthly payments which have commenced prior to the effective date of such termination or amendment. Prior to a Change in Control, the Board specifically reserves the right to terminate or amend this Plan to eliminate the right of any Participant to receive payment hereunder prior to the time when payments are in pay status under this Plan. Notwithstanding the foregoing, if PPL is liquidated, the EBPB shall cause the amounts due hereunder to be paid in one or more installments or upon such other terms and conditions and at such other time as the EBPB determines to be just and equitable, but in no event later than the time such amounts would otherwise have been paid.

                                  ARTICLE XI
                                EFFECTIVE DATE
                                --------------

11. Effective Date. The original effective date of this Plan is July 1, 1985. The effective date of this amended and restated Plan is October 1, 1999. Executed this _____ day of_______________, 2000.


                              PPL ELECTRIC UTILITIES CORPORATION



                              By:_______________________________________

                                   Charles P. Pinto
                                   Vice President-Human Resources

                                  Appendix A

# of Full Consecutive                          # of Full Consecutive
Months of Employment     Reduction Factor (%)  Months of Employment   Reduction Factor (%)
---------------------    --------------------  ---------------------  --------------------
       60                       0.0000                   36                   15.0000
       59                       0.4167                   35                   16.2500
       58                       0.8333                   34                   17.5000
       57                       1.2500                   33                   18.7500
       56                       1.6667                   32                   20.0000
       55                       2.0833                   31                   21.2500
       54                       2.5000                   30                   22.5000
       53                       2.9167                   29                   23.7500
       52                       3.3333                   28                   25.0000
       51                       3.7500                   27                   26.2500
       50                       4.1667                   26                   27.5000
       49                       4.5833                   25                   28.7500
       48                       5.0000                   24                   30.0000
       47                       5.8333                   23                   31.6667
       46                       6.6667                   22                   33.3333
       45                       7.5000                   21                   35.0000
       44                       8.3333                   20                   36.6667
       43                       9.1667                   19                   38.3333
       42                      10.0000                   18                   40.0000
       41                      10.8333                   17                   41.6667
       40                      11.6667                   16                   43.3333
       39                      12.5000                   15                   45.0000
       38                      13.3333                   14                   46.6667
       37                      14.1667                   13                   48.3333
                                                         12                   50.0000

                                      A-1